EXHIBIT 4.1

GS MORTGAGE SECURITIES CORP.,

Depositor,

INDYMAC BANK, F.S.B.,

Servicer,

AMERICAN HOME MORTGAGE SERVICING, INC.,

Servicer,

OCWEN LOAN SERVICING, LLC,

Servicer,

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee

AMENDMENT NO. 3 dated as of
JANUARY 25, 2008 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF JUNE 1, 2006

GSAMP TRUST 2006-S4

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2006-S4

AMENDMENT NO. 3, dated as of January 25, 2008 (this “Amendment”), among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), INDYMAC BANK, F.S.B., a federally chartered savings bank, as a servicer (“IndyMac”), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, as a servicer (“AHMSI”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer (“Ocwen”, and together with IndyMac and AHMSI, the “Servicers”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”) as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”) in connection with the Pooling and Servicing Agreement, dated as of June 1, 2006 (the “Agreement”), among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.  Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

1.            This Amendment is effected pursuant to the first paragraph of Section 12.01 of the Agreement.

2.            Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Released Loan” and replacing it with the following:

Released Loan: Any Charged Off Loan that is released by the applicable Servicer to the Class X-1 Certificateholder pursuant to Section 3.15(b). Any Released Loan will no longer be an asset of any REMIC or the Trust Fund; provided that in accordance with the provisions of Section 3.15(b)(ii), any Repurchase Price paid by Fremont, Indy Mac, American Home or the Purchaser, as applicable, with respect to a Released Loan shall be included in Available Funds and treated as a Subsequent Recovery.

3.            Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Repurchase Price” and replacing it with the following:

Repurchase Price:  With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(b)(ii) hereof) repurchased by the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending, and (v) all expenses incurred by the applicable Servicer, the Master Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any Servicer’s, the Master Servicer’s or the Trustee’s, as the case may be, enforcement of the Purchaser’s repurchase obligations, to the extent not included in clause (iii).  With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(b)(ii) hereof) repurchased by Fremont, the Repurchase Price as that term is defined in the Fremont Purchase Agreement. With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(b)(ii) hereof) repurchased by IndyMac, the Repurchase Price as that term is defined in the IndyMac Purchase Agreement. With respect to any Mortgage Loan (including any Released Loan in accordance with Section 3.15(b)(ii) hereof) repurchased by American Home, the Repurchase Price as that term is defined in the American Home Sale Agreement.

4.            Article I of the Agreement is hereby amended by deleting in its entirety the definition of “Subsequent Recovery” and replacing it with the following:

Subsequent Recoveries:  (a) Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan or (b) any Repurchase Price paid by Fremont, Indy Mac, American Home or the Purchaser, as applicable, after a Charged Off Loan becomes a Released Loan in accordance with Section 3.15(b)(ii) hereof.

5.            Article II of the Agreement is hereby amended by deleting in its entirety subsection (g) of Section 2.03 and replacing it with the following:

(g) In the event that a Mortgage Loan (including any Released Loan) shall have been repurchased pursuant to this Agreement, the Fremont Agreements, the IndyMac Agreements or the American Home Agreements, the Repurchase Price thereof shall be deposited in the Collection Account by the applicable Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by such Servicer, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with satisfaction of any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Securities Administrator, the Master Servicer, each Servicer or the Trustee on their behalf.

6.            Article III of the Agreement is hereby amended by deleting in its entirety subsection (b) of Section 3.15 and replacing it with the following:

(b)(i)      With respect to any Mortgage Loan that is 180 days delinquent, the applicable Servicer shall charge off such delinquent Mortgage Loan.  Once a Mortgage Loan has been charged off, such Servicer will discontinue making P&I Advances, such Servicer will not be entitled to any additional servicing compensation in respect of such Charged Off Loan and the Charged Off Loan will give rise to a Realized Loss.  Any such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter, subject to clause (b)(ii) below, (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loan (other than as set forth in clause (b)(ii) below), (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party.  Once a Mortgage Loan is charged off and discharged from the Trust pursuant to this Section 3.15(b)(i), the applicable Servicer shall not be obligated to service such Mortgage Loan.  The applicable Servicer may cease any collection efforts and shall have no further servicing obligation with respect to such Mortgage Loan, and statements of account may no longer be sent to such Mortgagor.  The applicable Servicer shall write off each charged off Mortgage Loan as bad debt.

(ii)          With respect to any Charged Off Loan that is discharged from the Trust pursuant to this Section 3.15(b), in the event that Fremont, Indy Mac, American Home or the Purchaser, as applicable, repurchases such Charged Off Loan due to a breach of a representation and warranty made by Fremont, Indy Mac, American Home or the Purchaser, as applicable, with respect to such Charged Off Loan, or, due to an early payment default claim (to the extent such claim is held by the Trust) with respect to such Charged Off Loan, the Repurchase Price paid by Fremont, Indy Mac, American Home or the Purchaser, as applicable, shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and included in Available Funds as a Subsequent Recovery.

7.            Conditions Precedent to this Amendment: The following conditions precedent to the effectiveness of this Amendment have been fulfilled:

(a)     The prior notice of this Amendment required by Section 12.01 of the Agreement has been given by the Depositor to each of the Rating Agencies, currently Standard & Poor's, a Division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., and the Trustee hereby acknowledges receipt of copies thereof.

(b)         The opinions of counsel required by Section 12.01 of the Agreement have been received by the Trustee, the Master Servicer and the Securities Administrator.

8.           This Amendment is subject to the terms of the Agreement as modified and supplemented herein. The Agreement continues in full force and effect as modified herein and provided therein.

The undersigned have executed this Amendment as of the date hereof.

GS MORTGAGE SECURITIES CORP., as Depositor
By: /s/ Michelle Gill Name: Michelle Gill Title: Vice President
DEUTSCHE BANK NATIONAL TRUST COMPANY, solely as Trustee and not in its individual capacity
By: /s/ Mei Nghia Name: Mei Nghia Title: Authorized Signer
By: /s/ Manuel Rivas Name: Manuel Rivas Title: Authorized Signer
WELLS FARGO BANK, N.A., as Master Servicer and Securities Administrator
By: /s/ Kelly M. Daniels Name: Kelly M. Daniels Title: Assistant Vice President
OCWEN LOAN SERVICING, LLC, as Servicer By: /s/ Richard Delgado Name: Richard Delgado Title: Authorized Representative
AMERICAN HOME MORTGAGE SERVICING, INC., as Servicer By: /s/ David M. Friedman Name: David M. Friedman Title: Executive Vice President

INDYMAC BANK, F.S.B., as Servicer By: /s/ Jill Jacobson Name: Jill Jacobson Title: Vice President
PRIOR CONSENT HERETO IS HEREBY
GIVEN:

GOLDMAN, SACHS & CO., as Holder of
Class X-1 Certificates representing
a 100.00% Percentage Interest in such Class

By: /s/ Greg Finck
Name: Greg Finck
Title:   Managing Director